UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

During the first quarter of 2006, we completed the implementation of a new automated internal business unit revenue and expense reporting process that enables us to enhance our internal allocation methodologies. In addition to the changes resulting from the automation, changes resulting from our enhanced internal allocation methodologies are included in the reallocated 2005 segment information. This reflects how management currently views and evaluates the operations of our two main operating segments, Asset Accumulation and Income (“AA&I”) and Protection. As part of our ongoing efforts to improve the transparency of our financial results, Ameriprise Financial, Inc. is providing pro forma reallocated 2005 quarterly segment financial information that we believe facilitates comparison with how we expect to report our first quarter 2006 earnings. Consolidated financial information for all periods shown is not impacted by these changes.

The reallocated quarterly information also reflects the reporting of our subsidiary Securities America Financial Corporation (“SAFC”) in the AA&I segment. SAFC was previously included in the Corporate and Other and Eliminations (“Corporate”) segment. In 2005, we enhanced our capabilities to distribute products through third parties, and believe that this entity can play an increasingly important role in our third party distribution strategy. As a result, we are reflecting SAFC results in our core AA&I segment. Consolidated financial information for all periods shown is not impacted by this change.

We are also providing quarterly adjusted consolidated and adjusted Protection segment financials for each quarter and full year 2005 in the attached exhibit. Management believes that the presentation of “adjusted” financial information best reflects the underlying performance of our ongoing operations. The adjusted financial measures exclude discontinued operations, non-recurring separation costs and AMEX Assurance. This presentation is consistent with our presentation of third and fourth quarter 2005 adjusted financial results included in our earnings releases for those periods and is also consistent with the presentation of non-GAAP financial information in our annual report to shareholders and Annual Report on Form 10-K for the year ended December 31, 2005. The reconciliations from adjusted to GAAP are also provided in the exhibit.

We intend to take additional steps to further increase transparency by providing enhancements to our statistical supplement in conjunction with reporting our first quarter 2006 results preliminarily scheduled for Tuesday, April 25, 2006.

The changes resulting from enhanced internal allocation methodologies and annotated quarterly and full year reallocated segment information, together with quarterly and full year adjusted consolidated financial information, adjusted Protection segment financial information and reconciliations from adjusted to GAAP, are furnished with this report as Exhibit 99.1 and are incorporated herein by reference.

The changes described above, including the revised presentation of previously reported segment data applied retroactively to all periods presented, will be officially reported in our SEC filings commencing with the Form 10-Q for the quarterly period ended March 31, 2006.

We follow accounting principles generally accepted in the United States (GAAP). The financial information furnished as Exhibit 99.1 include information on both a GAAP and non-GAAP adjusted basis. The non-GAAP presentation excludes items that are a direct result of our separation from American Express Company, which consist of discontinued operations, non-recurring separation costs and AMEX Assurance. Our non-GAAP financial measures, which we view as important indicators of financial performance, include the following: consolidated income statements adjusted to exclude AMEX Assurance and separation costs; Protection segment income statements adjusted to exclude AMEX Assurance; total expenses before separation costs; adjusted net investment gains(losses), pretax (adjusted to exclude AMEX Assurance); adjusted earnings (adjusted to exclude AMEX Assurance and separation costs); adjusted contribution margin (adjusted to exclude AMEX Assurance); income before income tax provision, discontinued operations and separation costs; income tax provision before tax benefit attributable to separation costs; income before discontinued operations and separation costs; separation costs, after-tax; adjusted pretax segment income (adjusted to exclude AMEX Assurance); adjusted return on allocated equity (adjusted to exclude AMEX Assurance); and pretax segment loss before separation costs. Management believes that the presentation of these non-GAAP financial measures excluding these specific income statement impacts best reflects the underlying performance of our ongoing operations and facilitates a more meaningful trend analysis. These non-GAAP measures are also used for goal setting, certain compensation related to our annual incentive award program and evaluating our performance on a basis comparable to that used by securities analysts.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

Exhibit 99.1	Changes Resulting from Enhanced Internal Allocation Methodologies, and Reallocated 2005 Quarterly and Full Year Segment Information (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: April 10, 2006	By:	/s/ Walter S. Berman
		Name:	Walter S. Berman
		Title:	Executive Vice President and Chief Financial Officer